                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  FEBRUARY 5, 1997


                        BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      0-28060                                              84-1166231
(Commission File No.)                          (IRS Employer Identification No.)


                                 5181 WARD ROAD
                             WHEAT RIDGE, CO  80033
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (303) 422-8200

ITEM 5.          OTHER EVENTS.

BOLDER Technologies Corporation ("BOLDER" or the "Company") is filing this Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

On February 5, 1997, BOLDER issued a press release concerning the Company's new strategic partnership with Johnson Controls to accelerate the commercialization of the Company's TMF battery technology. The press release read in full as follows:

                   "JOHNSON CONTROLS AND BOLDER TECHNOLOGIES
                      ANNOUNCE A NEW STRATEGIC PARTNERSHIP

MILWAUKEE, Wisconsin and DENVER, Colorado - Johnson Controls (NYSE-JCI) and BOLDER Technologies Corporation (Nasdaq National Market- BOLD), developer and manufacturer of advanced, high power rechargeable batteries based on its patented thin metal film (TMF(TM)) technology, today announced a new strategic partnership to accelerate the commercialization of BOLDER's TMF battery technology. Both companies will focus on optimizing TMF battery products that are unique to each parties' specific markets. This new multifaceted relationship includes product licenses, technology transfer provisions, and cross-supply agreements.

Although exact terms were not disclosed, BOLDER received a cash payment from Johnson Controls and, in return, granted Johnson Controls a license to make and sell TMF battery products in primary auto/truck starting, hybrid electric vehicles, lawn and garden starting, motorcycling starting and UPS markets. Bolder will receive royalties on all units sold by Johnson Controls. Both parties also executed a cross-supply agreement with commitments to supply the other party with minimum quantities of TMF battery products for several years.

Bolder and Johnson Controls had initially formed the joint venture to develop high volume manufacturing technology. Having substantially completed this primary objective, Bolder and Johnson Controls agreed to discontinue the joint venture and separately implement TMF production facilities to best meet the unique requirements of the markets addressed by each. The first commercial production line, which under the terms of the new arrangement BOLDER owns, is in the initial test phase.

"BOLDER's relationship with Johnson Controls has been very productive," said Daniel S. Lankford, BOLDER's Chairman and CEO. "The on-going partnership gives BOLDER strategic access to the multi-billion dollar engine start market for autos and trucks and improves our market presence in other engine-starting and standby power applications."

"The continued strategic alliance between Johnson Controls and BOLDER underscores our strong interest in bringing the TMF technology into the marketplace, said Michael F. Johnston, Vice President and General Manager of the Johnson Controls battery business. "We look forward to optimizing this technology for automotive and other applications."




                                     1.

Headquartered in the Denver suburb of Wheat Ridge, BOLDER is an energy technology company that is developing and commercializing advanced, high power, rechargeable battery systems based on its patented TMF technology. BOLDER's TMF technology uses proven lead-acid electrochemistry in a proprietary configuration that has higher power density than any commercially available rechargeable battery. BOLDER believes that the high power and other performance characteristics of the TMF technology offer a number of advantages over existing batteries for a wide range of current and future applications.

Johnson Controls, Inc., with headquarters in Milwaukee, Wisconsin, is a global market leader in automotive systems and building controls. Through its Automotive Systems Group, it supplies seating systems, interior systems and batteries to the automotive original equipment and replacement markets. The Controls Group serves the nonresidential buildings market with control systems and services, and integrated facility management. Founded in 1885, it operates in more than 500 locations worldwide.

Except for the historical information contained herein, the news release contains forward-looking statements that involve risks and uncertainties, including manufacturing risks and risks of the implementation of the commercial production line, product development and the uncertainty of market acceptance, as well as the other risks detailed from time to time in BOLDER's SEC filings, including BOLDER's Prospectus, the report on Form 10-QSB for the quarter ended September 30, 1996 and BOLDER's report on Form 8-K filed on January 3, 1997."

BOLDER wishes to caution readers that the risks detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission, including the report on Form 10-QSB for the quarter ended September 30, 1996, its report on Form S-1 filed on March 18, 1996, as amended, and the report on Form 8-K filed on January 3, 1997, among others, in some cases have affected, and in others could cause the Company's results to differ materially from those expressed in any forward-looking statements made by BOLDER and could otherwise affect, the Company's business, results of operations and financial condition.


ITEM 7.        EXHIBITS.

   10.1 Agreement by and among the Registrant, Johnson Controls Battery Group, Inc. and Johnson Controls/Bolder LLC dated as of July 31, 1996.*

   10.2 Cross Supply Agreement between the Registrant and Johnson Controls Battery Group, Inc. dated as of January 22, 1997.*
__________________________

* The Registrant is applying for confidential treatment with respect to portions of these Exhibits.





                                     2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 5, 1997        BOLDER TECHNOLOGIES CORPORATION



                                By: /s/ Joseph F. Fojtasek
                                    ------------------------------------
                                    Joseph F. Fojtasek
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)





                                     3.

                                 EXHIBIT INDEX

    10.1 Agreement by and among the Registrant, Johnson Controls Battery Group, Inc. and Johnson Controls/Bolder LLC dated as of July 31, 1996.*

    10.2 Cross Supply Agreement between the Registrant and Johnson Controls Battery Group, Inc. dated as of January 22, 1997.*

__________________________

* The Registrant is applying for confidential treatment with respect to portions of these Exhibits.